Exhibit 10.5

FINFORA, INC. STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT, dated as of July 10, 2017, is made among Finfora, Inc., a Delaware corporation (the “Corporation”), and the stockholders of the Corporation listed below (each a “Stockholder,” and collectively, the “Stockholders”). The Corporation and the Stockholders are sometimes referred to herein as the “Parties.”

The Stockholders own, in the aggregate, all of the issued and outstanding shares of common stock, $.0001 par value, of the Corporation (“Common Stock”) as follows:

Stockholder	Number of Shares
Funding Wonder, Inc.	500
Krina Kozia	500
TOTAL:	1,000

The Stockholders wish, among other things, to define certain terms of their relationship, to provide for the management of the Corporation, and to grant rights and impose restrictions on the transfer or other disposition of the shares of Common Stock of the Corporation.

The Stockholders and the Corporation have agreed that their execution and delivery of this Agreement is in the best interest of the Corporation.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

SECTION 1.   GENERAL

RESTRICTION

ON

TRANSFER

OF

SHARES

BY

A STOCKHOLDER.

(a)

Each Stockholder agrees not to pledge, encumber, hypothecate or transfer, by sale, gift, bequest, assignment, operation of law (including, but not limited to, intestacy and divorce) or otherwise (hereinafter referred to as a “Transfer”), any Shares, or any interest therein, except in accordance with this Agreement.

(b)

The Parties agree that they shall not cause or permit the Transfer on the books of the Corporation of any Shares owned by a Stockholder, unless the Transfer is made in accordance with this Agreement and the proposed transferee becomes a party to this Agreement.

(c)

Notwithstanding any other provision in this Agreement, a Stockholder may transfer all or any of the Stockholder’s Shares by way of gift, will, intestate succession,

Stockholder Agreement Finfora, Inc.

operation of law or otherwise to the spouse, siblings or lineal descendants or legally adopted children of the Stockholders or ancestors of the Stockholder, or to any trust for the exclusive benefit of any one or more of the foregoing or to parents; provided, that any such transferee shall agree in writing with the Corporation, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder transferring such Shares.

SECTION 2. VOLUNTARY DISPOSITIONS BY A STOCKHOLDER.

(a)

If a Stockholder receives a bona fide, non-collusive offer to purchase for cash all, but not less than all, of such Stockholder’s Shares, which such Stockholder (the “Offeror”) desires to accept (a “Third Party Offer”), the Offeror shall promptly give to the Corporation notice (the “Offer Notice”) of such desire. Such Offer Notice given under this Section 2 shall state the name and address of the proposed transferee (the “Third Party”), the Third Party Offer price and the other terms and conditions of the Third Party Offer.

(b)

Upon receipt of an Offer Notice, the Corporation shall have the option, exercisable by giving notice to the Offeror within sixty (60) days after receipt of the Offer Notice (the “Corporation Option Period”), to repurchase the Shares subject to the Third Party Offer (the “Offered Shares”), to the extent permitted under the Delaware General Corporation Law, for the lowest of: (i) the Third Party Offer price; and (ii) the Fair Market Value (as defined in Section 3(c)) of the Offered Shares.

(c)

If upon the expiration of the Corporation Option Period, the Corporation has not exercised its option so as to purchase all of the Offered Shares, then the Offeror wishing to transfer the Offered Shares shall be free to do so, but only to the Third Party, and only upon the terms and conditions stated in the Third Party Offer. If the Offered Shares proposed to be transferred to the Third Party are not transferred within sixty (60) days following the expiration of the Corporation Option Period, such shares shall again be restricted by, and may not be transferred without full compliance with, this Agreement.

SECTION 3. INVOLUNTARY TRANSFERS.

(a)

If (i) a Stockholder dies or becomes mentally incapacitated, (ii) any Shares of the Stockholder are attached or garnished, (iii) any judgment is obtained in any legal or equitable proceeding against the Stockholder, including any matrimonial action, and the transfer or sale of any of the Stockholder’s Shares is contemplated under legal process as a result of such judgment, (iv) any execution process is issued against the Stockholder or against any of the Stockholder’s Shares, or (v) any other form of legal proceeding or process is commenced by which the Shares of the Stockholder may be required to be transferred or sold either voluntarily or involuntarily (in each case, an “Involuntary Transfer”), then the Stockholder (or the Stockholder’s estate or legal representative) shall immediately give to the Corporation an Offer Notice, specifying in reasonable detail the circumstance described in clauses (i) through (v) above giving rise to the Offer Notice.

(a)

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(b)

Upon receipt of the Offer Notice, the Corporation shall have the option, exercisable by giving notice to the Stockholder within ten (10) business days after the determination of the Fair Market Value of the Stockholder’s Shares subject to the Involuntary Transfer to repurchase such Shares, to the extent permitted under the Delaware General Corporation Law, for the Fair Market Value such Shares.

(c)

For purposes of this Agreement, “Fair Market Value” shall be equal to the product of (x) the percentage ownership of outstanding capital stock represented by the Offered Shares or Stockholder’s Shares subject to the Involuntary Transfer, as the case may be, and (y) the fair market value of the Shares, as of the fiscal year end immediately preceding the date of the event giving rise to the option to purchase, as determined by an appraiser experienced in the valuation of companies such as the Corporation, that is promptly selected (and paid for) by the Corporation and satisfactory to the Board of Directors of the Corporation, which determination shall be based on generally accepted valuation techniques consistent with those set forth on Exhibit A hereto, and shall take into account customary discounts for lack of liquidity and minority status. Such appraiser’s determination shall be final and binding on the Parties. Such appraiser shall be directed to complete the appraisal within thirty (30) days after its selection.

SECTION 4. TERMS AND CONDITIONS OF TRANSFERS.

(a)

The closing of any purchase of Shares by a Third Party made under Sections 2 or 3 of this Agreement shall take place at a time and place mutually agreeable to the Third Party and the Offeror within the timeframe prescribed in Section 2(c). The closing of any purchase of Shares by a Third Party made under Section 2 of this Agreement shall take place at the time and place specified in the Offer Notice. The closing of any purchase of Shares by the Corporation made under this Agreement shall take place at a time and place mutually agreeable to the Corporation and the selling Stockholder, but in no event shall a closing take place later than sixty (60) days following the expiration of the Corporation’s option period. In the absence of an agreement to the contrary, the closing shall take place at the offices of the Corporation.

(b)

Payment of the purchase price for any Shares purchased by the Corporation pursuant to this Agreement shall be made by the Corporation as follows:

(i)

Twenty percent (20%) of the purchase price shall be paid by the Corporation to the selling Stockholder by certified check at the closing; and

(ii)

the balance of the purchase price shall be paid by the Corporation to the selling Stockholder by delivery to the selling Stockholder at the closing of a promissory note, duly executed, providing for payment of the balance in, at the Corporation’s option, up to five

(5) equal successive annual installments with concurrent interest payments on the unpaid balance at the prime rate in effect from time to time announced at the commercial bank which is then the principal depository of the Corporation’s funds, which five (5) year period may in the Corporation’s reasonable discretion be extended, with interest, such that payments under such promissory note will not impair in any material respect the Corporation’s cash flow necessary to conduct its business consistent with past practice.

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(c)

Any transferee of any Shares shall be bound by all of the terms and conditions of this Agreement as they apply to the transferor Stockholder and, as a condition to any transfer, shall be required to execute a copy of this Agreement, failing which such Transfer shall be deemed null and void for all purposes, and vesting the right in the Corporation at any time thereafter to repurchase such shares for one cent per Share.

(d)

At the closing, and upon receipt of the consideration for the Shares, the selling Stockholder shall deliver to the buyer, free and clear of any and all liens, claims, charges, encumbrances and security interests, all certificates representing the Shares being transferred, properly endorsed.

(e)

The Corporation shall be entitled to obtain, at its sole cost and expense, life insurance on the lives of one or more Stockholders, for the purpose of funding its obligations to pay the purchase price for such Stockholders’ Shares, and in that regard each Stockholder agrees to cooperate fully with the Corporation upon the Corporation’s request in obtaining such insurance, including by submitting to such physicals as may reasonably be required by the insurer.

SECTION 5. LEGENDS.

Every certificate representing Shares, whether such certificate is now or hereafter issued to the Stockholder, shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS DATED THE 10TH DAY OF JULY 2017, RESTRICTING THE TRANSFER, PLEDGE, OR ENCUMBRANCE OF SHARES. ANY TRANSFER OR ACQUISITION IN VIOLATION OF THOSE AGREEMENTS IS NULL AND VOID. THE COMPANY WILL FURNISH ANY OF ITS SHAREHOLDERS A COPY OF THE AGREEMENTS UPON REQUEST AND WITHOUT CHARGE.

SECTION 6. RESTRICTED STOCK.

To the extent any Shares are subject to the terms of a Restricted Stock Award Agreement between the Corporation and a Stockholder, such Shares shall remain subject to the terms and conditions thereof until such time that any applicable restrictions therein lapse.

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SECTION 7. TERMINATION.

(a)

This Agreement shall terminate immediately upon the earliest to occur of the following events:

(i)

the merger or consolidation of the Corporation with or into another entity;

(ii)

the sale of all or substantially all of the assets of the Corporation;

(iii)

the liquidation and/or dissolution of the Corporation;

(iv)

the execution by all of the Parties hereto of a mutual agreement to terminate this Agreement; or

(v)

upon consummation of a registered initial public offering of equity securities of the Corporation.

(b)

This Agreement shall terminate with respect to a Stockholder, and such Stockholder shall have no further rights or obligations hereunder, immediately upon the Stockholder’s Transfer of all of the Stockholder’s Shares in accordance with the terms and conditions of this Agreement.

SECTION 8. RATIFICATION OF AGREEMENT.

Each Party shall execute, acknowledge, verify and deliver any and all other documents or affidavits and shall take any and all such other actions, requisite or appropriate to effectuate the provisions and purposes of this Agreement.

SECTION 9. LIQUIDATION PREFERENCE.

Each Party acknowledges and agrees that Krina Kozia made an aggregate capital contribution to the Corporation of $50,000 in exchange for her 500 shares of common stock in the Corporation and such amount was in excess of that of Funding Wonder, Inc. Until this Agreement is otherwise amended or repealed, Krina Kozia shall have the right to a liquidity preference of $50,000 payable to her upon any of the following events prior to the payment of any proceeds to any other Stockholder of the Corporation:

(a)

the merger or consolidation of the Corporation with or into another entity;

(b)

the sale of all or substantially all of the assets of the Corporation; or

(c)

the liquidation and/or dissolution of the Corporation; SECTION 10. MISCELLANEOUS.

(a)

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(a)

Any notice, authorization, request or demand required or permitted to be given hereunder shall be deemed to be given upon the earlier of the business day when received at, or the third day (or if later, the next following business day) after the date when sent by certified or registered mail or the next following business day when sent by overnight delivery service to, the address for the Party set forth above, until changed by notice to the Corporation.

(b)

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the other provisions hereof.

(c)

This Agreement sets forth the entire understanding of the Parties with respect to the subject matter contained herein.

(d)

No modification or waiver of any provision of this Agreement shall be valid unless made in a writing signed by all Parties hereto, except for amendments adding additional parties as signatories to this Agreement in connection with a Transfer made pursuant to the terms of this Agreement.

(e)

This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective heirs, legal representatives, successors and permitted assigns. The Corporation shall be entitled to assign its rights with respect to its repurchase options under Sections 3 and 4, including without limitation to any Stockholder or Stockholders.

(f)

None of the Parties shall take any act or omit to take any act for the purposes of impairing the rights of any of the parties hereunder, including, but not limited to: (i) amending, or voting for or consenting to any amendment to, the certificate of incorporation or bylaws of the Corporation in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement; and (ii) issue, or voting for or consenting to any issuance of, the securities of any Corporation subsidiary or affiliate in any manner that would conflict with, be inconsistent with, or circumvent, the intent and purposes behind the transfer restrictions set forth in herein. This Agreement governs in the event of any conflict between it and the bylaws of the Corporation.

(g)

Each of the Parties agrees not to commence any legal action against the Corporation or any of the other Parties that challenges the enforceability of this Agreement, or raise as a defense in any action by the Corporation or any of the other Parties that this Agreement is not enforceable, and agrees that if such Party commences such an action or raises such a defense, such Party shall indemnify the Corporation and each of the other Parties for the full and complete costs of defending such an action and enforcing this Agreement, including reasonable attorneys’ fees, court costs, and other related expenses.

(h)

Each Party acknowledges that it may not be possible to compensate any other Party fully for damages resulting from any breach of the provisions of this Agreement and that such Party does not have an adequate remedy at law for such breach. Accordingly, in the event of any actual or threatened breach of this Agreement, each Party (in addition to any other remedies, whether at law or in equity, which such Party may have) shall be entitled to temporary

(a)

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and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages or of posting any bond. Each Party further acknowledges that this Agreement constitutes a material inducement to such Party to consummate the transactions contemplated by this Agreement. Each Party is relying on the enforceability of this Agreement in such Party’s execution and delivery of this Agreement.

(i)

This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same agreement.

(j)

The Parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Florida and the Federal courts of the United States of America sitting in Florida, in each case having jurisdiction in or over Miami-Dade County, Florida in respect of any and all disputes arising out of or related to this Agreement under any theory of liability, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Florida State or Federal court sitting in Florida. The Parties hereby consent to and grant each such court jurisdiction over the person of such Parties and, to the extent permitted by law, over the subject matter of such dispute and  agree that mailing of process or other papers in connection with any such action or proceeding in the manner and to the addresses provided for in this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(k)

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature page follows]

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IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

“CORPORATION” FINFORA, INC.

By:  /s/ Michael Mildenberger

Name: Michael Mildenberger

Title: President and Chief Executive Officer

 “STOCKHOLDERS”

FUNDING WONDER, INC.

By:  /s/ Michael Mildenberger

Name: Michael Mildenberger

Title:  CEO

Address for Notices:

175 SW 7th St Suite 1800

Miami, FL 33130

/s/ Krina Kozia

Krina Kozia Address for Notices:

Gulmstrasse 57B, Oberaegeri Switzerland 6315

EXHIBIT A

Generally Accepted Valuation Techniques

Fair market value of the Corporation is the price at which the Corporation would change hands between a willing buyer and the Corporation when the former is not under any compulsion to buy and the Corporation is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts. The following factors, although not all-inclusive, are fundamental and require careful analysis:

1.

The nature of the business and the history of the business from inception.

2.

The economic outlook in general and the condition and outlook of the business.

3.

The book value of the stock and the financial condition of the business.

4.

The earnings capacity of the business.

5.

The dividend-paying capacity of the business.

6.

The existence of goodwill or other intangible value.

7.

The historical sales of stock.

8.

The market price of stocks of companies engaged in the same or a similar line of business and having their securities actively traded in a free and open market, either on an exchange or over-the-counter.

9.

The business’ vulnerabilities, human resources, and financial stability and control.

10.

The business’ revenue growth, productivity, expense control, cash and asset management and book of business.